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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Pelephone Communications Ltd.

    We consent to the use in the registration statement on Form S-1 of Propel, Inc. of our report dated March 14, 2000 with respect to the balance sheets of Pelephone Communications Ltd. as of 1998 and 1999, and the related statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, and to the reference to our firm under the heading "Experts" in the prospectus.


                                           /s/ Somekh Chaikin
                                           Certified Public Accountants (Isr.)
                                           (A Member Firm of KPMG International)
                                           Tel-Aviv, Israel
                                           September 13, 2000